Exhibit 3.2

FIFTH AMENDED AND RESTATED

BYLAWS

OF

CONTINENTAL RESOURCES, INC.

An Oklahoma Corporation

Effective as of:

February 9, 2023

i

4.8	Compensation	6
4.9	Advisory Members	6

Article 5 Meetings of Directors
5.1	Regular Meetings	7
5.2	Place of Meetings	7
5.3	Meetings by Telecommunications	7
5.4	Special Meetings	7
5.5	Notice of Special Meetings	7
5.6	Waiver by Presence	7
5.7	Quorum	7
5.8	Conduct of Business	7
5.9	Action by Consent	7
5.10	Emergency Bylaws	8
5.11	Rules for the Executive Committee	8

Article 6 Committees
6.1	Committees of the Board	8
6.2	Selection of Committee Members	8
6.3	Conduct of Business	8
6.4	Authority	8
6.5	Minutes	8

Article 7 Officers
7.1	Officers of the Corporation	9
7.2	Election and Term	9
7.3	Compensation of Officers	9
7.4	Removal of Officers and Agents	9
7.5	Resignation of Officers and Agents	9
7.6	Executive Chairman	9
7.7	Chief Executive Officer	9
7.8	Chief Operating Officer	9
7.9	Secretary	10
7.10	Chief Financial Officer	10
7.11	Delegation of Authority	10
7.12	Action with Respect to Securities of Other Corporations	10
7.13	Vacancies	10

Article 8 Dividends, Contracts, Loans, Checks, Deposits and Accounts

8.1	Dividends	10
8.2	Contracts	11
8.3	Loans	11
8.4	Checks	11
8.5	Deposits	11
8.6	General and Special Bank Accounts	11

Article 9 Capital Stock and Transfers
9.1	Presumption of Uncertificated Shares	12
9.2	Certificates for Shares	12
9.3	Transfer of Shares	12
9.4	Lost, Stolen, Destroyed and Mutilated Certificates	13
9.5	Regulations	13
9.6	Holder of Record	13
9.7	Treasury Shares	14
9.8	Fractional Shares; Issuance of Units	14

Article 10 Indemnification
10.1	Other Rights; Continuation of Right to Indemnification	14
10.2	Indemnification of Directors, Executive Officers and Advisory Members	14
10.3	Indemnification of Other Officers, Employees and Other Agents	15
10.4	Advancement of Expenses	15
10.5	Procedure for Indemnification	15
10.6	Settlement	15
10.7	Insurance	15
10.8	Indemnification of Fiduciaries	16
10.9	Savings Clause	16
10.10	Subsequent Amendment	16
10.11	Subsequent Legislation	16

Article 11 Notices
11.1	General	17
11.2	Waiver of Notice	17

Article 12 Mediation and Arbitration

12.1	Resolutions of Controversies and Claims	17
12.2	Mediation	17
12.3	Arbitration	17
12.4	Confidentiality	18
12.5	Limitations on Actions	18
12.6	Covered Parties	18
12.7	Severability	18

Article 13 Miscellaneous
13.1	Electronic Transmission	18
13.2	Election Out	19
13.3	Corporate Seal	19
13.4	Fiscal Year	19
13.5	Other Terms; Headings; Interpretations	19

Article 14 Amendments
14.1	Amendments	19

FIFTH AMENDED AND RESTATED

BYLAWS

OF

CONTINENTAL RESOURCES, INC.

(an Oklahoma corporation)

Article 1
Definitions

1.1 Definitions. Unless the context clearly requires otherwise, in these Bylaws:

(a)
“Act” means the Oklahoma General Corporation Act;
(b)
“Board” means the Board of Directors of the Corporation;
(c)
“Bylaws” mean these Bylaws and includes amendments subsequently adopted by the Board, any Executive Committee, or the Shareholders;
(d)
“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Oklahoma and includes all amendments subsequently filed;
(e)
“Corporation” means Continental Resources, Inc.;
(f)
“Shareholder” means a Shareholder of record of the Corporation; and
(g)
“Shareholder Agreement” refers to the Harold G. Hamm Family Shareholders’ Agreement dated February 7, 2022, as amended.

1.2 Title of Office. The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Corporation.

Article 2
Offices

2.1 Principal Office. The Corporation may locate its principal office within or without the state of incorporation as the Board or any Executive Committee may determine.

2.2 Registered Office. The registered office of the Corporation required by law to be maintained in the state of incorporation may be, but need not be, identical with the principal office of the Corporation. The Board or any Executive Committee may change the address of the registered office from time to time.

2.3 Other Offices. The Corporation may have offices at such other places, either within or without the state of incorporation, as the Board or any Executive Committee may designate or as the business of the Corporation may require from time to time.

Article 3
Meetings of Shareholders

3.1 Annual Meetings. The Shareholders of the Corporation shall hold their annual meetings for electing Directors and for the transaction of such other proper business as may come before the meetings at such time, date and place (if any) as the Board, Executive Committee, Executive Chairman, or the CEO shall determine by resolution.

3.2 Special Meetings. The Board, Executive Committee, Executive Chairman, or CEO duly designated and whose powers and authority include the power to call meetings may call special meetings of the Shareholders of the Corporation at any time for any purpose or purposes.

3.3 Place of Meetings. The Board, Executive Committee, Executive Chairman, or CEO shall specify in the notice or waiver of notice for a meeting the place, if any, where the Shareholders are to meet. A place may be within or without the State of Oklahoma. In lieu of or in addition to a place, the Board, Executive Committee, Executive Chairman, or CEO may direct that the meeting be held by means of remote communication if: (a) the Corporation has implemented reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; (b) the Corporation has implemented measures to provide the Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Corporation.

3.4 Notice of Meetings. Unless waived by all Shareholders, the Board, Executive Committee, Executive Chairman, or CEO shall give written notice (which may be by electronic transmission) of each meeting of Shareholders, whether annual or special, not less than ten nor more than 60 days before the date of the meeting; provided, however, that if the purpose of the meeting is to vote on a merger, a consolidation, a share acquisition under Section 1090.1 of the Act, or the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, written notice shall be delivered not less than 20 nor more than 60 days before the date of the meeting. An affidavit of the Secretary or an Assistant Secretary that he or she has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated in the affidavit.

Every notice of a meeting of the Shareholders shall state the place (if any), date and hour of the meeting, the means of remote communications (if any) by which Shareholders and proxyholders may be deemed to be present in person and vote at the meeting and, in the case of a special meeting, the purpose or purposes of the meeting.

3.5 Waiver of Notice. Whenever these Bylaws require written notice or an electronic transmission, a written waiver of notice, signed by the person entitled to notice, or an electronic transmission issued by the person entitled to notice, whether before or after the time stated in the notice, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except when the person attends the meeting for the express purpose of objecting to the call of the meeting and makes an objection at the beginning of the meeting. A written waiver of notice need not specify either the business to be transacted at, or the purpose or purposes of any annual or special meeting of the Shareholders, Directors, members of any Executive Committee, or members of a committee of the Board or any Executive Committee.

3.6 Reconvened Meetings. If the Shareholders adjourn a meeting intending to reconvene the meeting at another time or place (if any), notice need not be given of the meeting to be reconvened if the time and place (if any) thereof, and the means of remote communications (if any) by which Shareholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting are announced before adjournment and the meeting is to be reconvened no more than 30 days after the adjourned meeting. At the reconvened meeting, the Shareholders may transact any business that they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board, Executive Committee, Executive Chairman, or CEO fixes a new record date, or changes the time or place (if any) of, or the means of remote communication for the reconvened meeting, the Board, Executive Committee, Executive Chairman, or CEO shall give notice of the meeting to be reconvened to each Shareholder of record entitled to vote.

3.7 Quorum. The presence in person or by proxy of the holders of a majority of all the shares entitled to vote at the meeting shall constitute a quorum for the purpose of convening or reconvening any meeting of the Shareholders. Except as otherwise required by law, the Shareholders may continue to transact any and all business properly before the meeting despite the loss of a quorum, if a quorum was established and the meeting properly convened. In the absence of a quorum, the holders of a majority of the shares entitled to vote who are then present in person or by proxy or any officer entitled to preside at, or to act as secretary of, the meeting may adjourn the meeting to another place, date or time.

3.8 Organization. The Executive Chairman, or in the absence of such a person, the highest-ranking officer of the Corporation who is present shall call to order any meeting of the Shareholders, determine the presence of a quorum, and act as Chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Corporation, the Chairman shall appoint the secretary of the meeting.

3.9 Conduct of Business. The Executive Chairman shall determine the order of business of any Shareholders meeting and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion, as he or she deems appropriate for the good of the Shareholders present. The Managing Shareholder or his or her designee shall serve as Executive Chairman. If two individuals are serving as Managing Shareholder, then the role of Executive Chairman will be filled by the Managing Shareholder designated to act as Executive Chairman as contemplated by the Shareholders’ Agreement. If the Managing Shareholders have not designated one of them to act as Executive Chairman, then the Managing Shareholders shall act together as Executive Chairman as contemplated under the Shareholders’ Agreement. If two Managing Shareholders are serving as Executive Chairman, any reference herein to “Executive Chairman” shall be deemed a reference to both individuals.

3.10 Fixing of the Record Date. To determine Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or to determine Shareholders for any other proper purpose, the Board or any Executive Committee may fix in advance a date as the record date for any such determination of Shareholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board or any Executive Committee. The Board or any Executive

Committee shall not fix the date more than 60 days before the date of the particular action and, when determining shareholders entitled to notice of a meeting or any adjournment, the record date shall not be less than ten days before the date of the meeting. When the Board or any Executive Committee fixes the record date for a meeting notice, it may determine that a later date on or before the date of the meeting shall be the record date for determining the shareholders entitled to vote at such meeting.

If the Board or any Executive Committee does not fix a record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the date of the mailing of notice or the date on which the Board or any Executive Committee adopts the resolution declaring a dividend, as the case may be, shall be the record date for the determination of Shareholders. If the Board or any Executive Committee does not fix a record date and action is to be taken by the written consent of the Shareholders, the record date shall be the first date on which a signed written consent is delivered to the Corporation; provided, however, if prior action by the Board or any Executive Committee is required under the Act, the record date shall be at the close of business of the day on which the Board or any Executive Committee adopts the resolution taking such prior action.

3.11 Voting of Shares. Subject to the Certificate of Incorporation and to Article VI of the Shareholder Agreement, each Shareholder shall have one vote for every share of stock having voting rights registered in his or her name on the record date for the meeting. The Corporation shall not have the right to vote its treasury stock, nor shall another corporation have the right to vote its stock of the Corporation if the Corporation holds, directly or indirectly, a majority of the shares entitled to vote in the election of Directors of the other corporation. Nevertheless, persons holding stock of the Corporation in a fiduciary capacity (including the Corporation) shall have the right to vote the stock. Persons who have pledged their stock of the Corporation have the right to vote the stock unless in the transfer on the books of the Corporation the pledgor expressly empowered the pledgee to vote the stock. In that event, only the pledgee, or his or her proxy, may represent and vote the stock.

A plurality of the votes cast shall determine all elections and, except when the law or a resolution of the Board or any Executive Committee requires otherwise, a majority of the votes cast shall determine all other matters.

The Shareholders may vote by voice vote or electronic medium as determined by the Executive Chairman on all matters. Upon demand by a Shareholder entitled to vote, or his or her proxy, however, the Shareholders shall vote by ballot. In that event, each ballot shall state the name of the Shareholder or proxy voting, the number of shares voted and such other information as the Corporation may require under the procedure established for the meeting. If authorized by the Board or any Executive Committee, the ballot requirement may be satisfied by a ballot submitted by electronic transmission, if the electronic transmission sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder.

3.12 Inspectors. At any meeting in which the Shareholders vote by ballot, the Board or any Executive Committee may appoint an inspector or inspectors. Each inspector shall subscribe an oath to execute the duties of an inspector at the meeting faithfully, with strict impartiality, and according to the best of his or her ability. The inspector or inspectors shall decide the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on any question, shall conduct and accept the votes, and, when the Shareholders have completed voting, ascertain and report the number of shares voted respectively for and against the question. The inspector or inspectors shall prepare a subscribed, written report and shall deliver the report to the Secretary of the Corporation. An inspector need not be a Shareholder of the Corporation, and any officer of the Corporation may act as an inspector on any question other than a vote for or against a proposal in which he or she has a material interest.

3.13 Proxies. A Shareholder may exercise any voting rights in person or by his or her proxy appointed by an instrument in writing or by electronic transmission, which the Shareholder or his or her authorized attorney‑in‑fact has subscribed and which the proxy has delivered to the secretary of the meeting.

A proxy is not valid after the expiration of three years after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed three years) or limits its use to a particular meeting.

The attendance at any meeting of a Shareholder who previously has given a proxy shall not revoke the proxy unless he or she notifies the Secretary in writing or by electronic transmission before the voting of the proxy.

3.14 Consent of Shareholders in Lieu of Meeting. The Shareholders may take any action that they could take at any annual or special meeting without a meeting, prior notice, or a vote if the holders of outstanding stock having the number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted, sign a written consent or consents, setting forth the action taken, and deliver the consent or consents to the Corporation. To be effective, a consent or consents representing the required number of votes must be delivered to the Corporation within 60 days of the day that the first consent was delivered with respect to the action taken.

The Secretary or an Assistant Secretary shall note the delivery date on each written consent delivered to the Corporation and shall give prompt notice of the taking of any action by less than unanimous consent to the Shareholders who have not delivered written consents.

A Shareholder may act by an electronic transmission, if the electronic transmission sets forth or is delivered with information from which the Corporation can determine: (a) that the electronic transmission was transmitted by the Shareholder or proxyholder or by a person or persons authorized to act for the Shareholder or proxyholder; and (b) the date on which the Shareholder or proxyholder or authorized person or persons made the electronic transmission. Unless otherwise indicated, the date on which the electronic transmission is made shall be deemed to be the date on which the consent was signed. A consent given by electronic transmission is deemed to have been delivered when the consent is received by the Corporation at terminal used by the Secretary for the receipt of the transmissions. Any copy, electronic or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used.

Article 4
Board of Directors

4.1 General Powers. The Board, Executive Committee or either of them shall manage the property, business and affairs of the Corporation.

4.2 Executive Committee. The Corporation may have an Executive Committee composed of Directors appointed by the Board. As authorized in the Corporation’s certificate of incorporation, any Executive Committee will have and may exercise all the powers and authority of the Board in the management of the property, business and affairs of the Corporation. Any references to the Executive Committee in these Bylaws shall not be construed to require the existence of an Executive Committee for purposes of this document, but are included to clarify the scope of authority available to an Executive Committee, if constituted.

4.3 Number. The number of Directors composing the Board shall equal not less than one or more than ten, as the Board may determine by resolution from time to time. Unless an election is contested, a Board resolution nominating persons for election shall suffice to evidence the fixing of the number of Directors constituting the Board.

4.3 Election of Directors and Term of Office. The Shareholders of the Corporation shall elect the Directors at the annual or adjourned annual meeting (except as otherwise provided for the filling of vacancies) or by written consent in lieu of a meeting. Each Director shall hold office until his or her death, resignation, retirement, removal, or disqualification, or until his or her successor shall have been elected and qualified.

4.4 Resignations. Any Director of the Corporation may resign at any time by giving written notice or an electronic transmission to the Board or to the Secretary of the Corporation. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.5 Removal. Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors may remove any Director at any time with or without cause.

4.6 Vacancies. A majority of the remaining Directors, although less than a quorum, or the Executive Committee may fill any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of Directors, or any other cause. Each Director so chosen shall hold office until his or her death, resignation, retirement, removal, or disqualification, or until his or her successor shall have been elected and qualified.

4.7 Executive Chairman. The Managing Shareholder(s) shall serve as Executive Chairman of the Board. If he or she is unable or unwilling to serve, the Directors may elect from their number a Chairman of the Board. The Executive Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct. The Board also may elect a Vice Chairman and other officers of the Board, with the powers and duties as the Board may designate from time to time.

4.8 Compensation. The Board may compensate Directors for their services and may provide for the payment of all expenses the Directors incur by attending meetings of the Board.

4.9 Advisory Members of the Board and/or Executive Committee. The Board or any Executive Committee may appoint from one to seven (as it may decide from time to time) Advisory Members of the Board and/or any Executive Committee (“Advisory Members”), who may meet with the Board, Executive Committee or any Board committees at such meetings to which they are invited by Board, Executive Committee or Executive Chairman, and give the Board, Executive Committee or Board committees the benefit of their advice and counsel. The Advisory Members may be elected at any regular or special meeting of the Board or the Executive Committee, serve at the pleasure of the Board and/or any Executive Committee, have no right to voice or vote, and are not counted for quorum purposes. Advisory Members are not subject to any of the duties or obligations applicable to Directors under state or other applicable laws or regulations.

Article 5
Meetings of Directors

5.1 Regular Meetings. The Board may hold regular meetings at such places (if any), dates and times as the Board shall establish. The Board need not give notice of regular meetings.

5.2 Place of Meetings. The Board may hold its meetings wherever or however designated by the Board, the notice or waiver of notice of any meeting, or the persons calling the meeting.

5.3 Meetings by Telecommunications. The Board or any committee of the Board may hold meetings by means of conference telephone, video conferencing, web-casting or other telecommunications equipment that enable all persons participating in the meeting to hear and speak to each other. Such participation shall constitute presence in person at the meeting.

5.4 Special Meetings. The Executive Chairman, the CEO or a majority of the Directors then in office may call a special meeting of the Board. The person or persons authorized to call special meetings of the Board may fix any time during a business day as the time for the meeting and may fix a reasonable place (if any) as the place for the meeting.

5.5 Notice of Special Meetings. The person or persons calling a special meeting of the Board shall give written notice to each Director of the time, place (if any), date and purpose of the meeting. Such notice shall be given not less than three business days if by U.S. postal service, not less than two business days if by overnight delivery service, and not less than 24 hours if by e-mail or other electronic transmission, or in person. A Director may waive notice of any special meeting. Any meeting shall constitute a legal meeting without notice if all the Directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to the meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business that the Board will transact at the meeting.

5.6 Waiver by Presence. Except when expressly for objecting to the legality of a meeting, a Director’s presence at a meeting shall constitute a waiver of notice of the meeting.

5.7 Quorum. A majority of the Directors then in office shall constitute a quorum for all purposes at any meeting of the Board. In the absence of a quorum, a majority of Directors present at any meeting may adjourn the meeting to another place (if any), date or time without further notice.

5.8 Conduct of Business. The Board shall transact business in such order and manner as the Board may determine. Except as otherwise required, the Board shall determine all substantive, procedural, or other matters by the vote of a majority of the Directors present. Any Director may add to the Board’s agenda any item germane to the Corporation’s property, business, or affairs.

5.9 Action by Consent. The Board, Executive Committee, or a committee of the Board or any Executive Committee may take any required or permitted action without a meeting if all members of the Board, Executive Committee or committee sign a written consent and file the consent with the minutes of the proceedings of the Board, Executive Committee, or committee.

An electronic transmission will constitute a written consent if it sets forth or is delivered with information from which the Corporation can determine that the director sent the electronic transmission and the date on which he or she sent it.

5.10 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 1014 of the Act, or other similar emergency condition, as a result of which a quorum of the Board, Executive Committee, or a standing committee cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board or any Executive Committee as they deem necessary and appropriate.

5.11 Rules for the Executive Committee. If any Executive Committee has two or more members, the rules for its meetings shall be the same as the rules for the Board.

Article 6
Committees

6.1 Committees of the Board. The Board may designate one or more committees by a vote of a majority of the Directors then in office.

6.2 Selection of Committee Members. The committees shall be composed of a Director or Directors selected by a vote of a majority of the Directors then in office. By the same vote, the Board may designate other Directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, regardless of whether those not disqualified constitute a quorum, may appoint by majority vote another Director to act at the meeting in the place of the absent or disqualified member.

6.3 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members shall constitute a quorum, unless the committee consists of one or two members. In that event, one member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the Committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

6.4 Authority. Subject to the limitations under the Act and to the extent the Board or any Executive Committee provides, any other committee shall have and may exercise the powers and authority of the Board or any Executive Committee in the management of the business and affairs of the Corporation; provided that no committee (other than any Executive Committee) shall have the power or authority that is expressly assigned to the Board under the Act. The committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board or any Executive Committee.

6.5 Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board and/or any Executive Committee when required.

Article 7
Officers

7.1 Officers of the Corporation. The officers of the Corporation shall consist of those that the Board or any Executive Committee may designate and elect from time to time. The same person may hold any number of offices.

7.2 Election and Term. The Board or any Executive Committee shall elect the officers of the Corporation. Each officer shall hold office until his or her death, resignation, retirement, removal or disqualification, or until his or her successor shall have been elected and qualified.

7.3 Compensation of Officers. The Executive Chairman shall fix the compensation of all officers of the Corporation. No officer shall serve the Corporation in any other capacity and receive compensation unless the Board or any Executive Committee authorizes the additional compensation.

7.4 Removal of Officers and Agents. The Board, Executive Committee or Executive Chairman may remove any officer or agent it has elected or appointed at any time, with or without cause.

7.5 Resignation of Officers and Agents. Any officer or agent the Board or any Executive Committee has elected or appointed may resign at any time by giving written notice or an electronic transmission to the Board, Executive Committee, Executive Chairman, CEO or Secretary of the Corporation. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified. Unless otherwise specified in the notice, the Board or any Executive Committee need not accept the resignation to make it effective.

7.6 Executive Chairman. The Executive Chairman shall supervise and direct the business and affairs of the Corporation. When present, he or she shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of the Corporation which the Board or any Executive Committee has authorized) deeds, mortgages, bonds, contracts or other instruments for the Corporation. The Executive Chairman shall exercise and perform such powers and duties as are usually vested in a chief executive officer and such other powers and duties as the Board or any Executive Committee may prescribe from time to time.

7.7 Chief Executive Officer. Subject to the supervisory powers of the Executive Chairman, the Chief Executive Officer of the Corporation shall, subject to the control of the Board and/or any Executive Committee , have general supervision, direction, and control of the business and the officers of the Corporation and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board, Executive Committee, Executive Chairman or these Bylaws.

7.8 Chief Operating Officer. Subject to such supervisory powers of the Executive Chairman or the CEO, the Chief Operating Officer shall have supervision of the day-to-day business of the Corporation and shall direct the day-to-day affairs and policies of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of chief operating officer of a corporation and such other powers and duties as may be prescribed by the Board , Executive Committee, Executive Chairman, CEO or these Bylaws.

7.9 Secretary. The Secretary shall: (a) keep the minutes of the meetings of the Shareholders and of the Board in one or more books for that purpose;, (b) give all notices which these Bylaws or the law requires; (c) serve as custodian of the records and seal of the Corporation; (d) affix the seal of the Corporation to all documents which the Board or any Executive Committee has authorized execution on behalf of the Corporation under seal; (e) maintain a register of the address of each Shareholder of the Corporation; (f) sign, with the Executive Chairman, the CEO, or any other officer or agent of the Corporation which the Board or any Executive Committee has authorized, certificates for shares of the Corporation; (g) have charge of the stock transfer books of the Corporation; and (h) perform all duties which the Board, Executive Committee, Executive Chairman or CEO may assign to him or her from time to time.

7.10 Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board, Executive Committee, Executive Chairman or the CEO. The Chief Financial Officer, subject to the order of the Board , Executive Committee, Executive Chairman or CEO, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board, Executive Committee, Executive Chairman or CEO may designate. The Executive Chairman or the CEO may direct the Treasurer or any Assistant Treasurer or the Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and the Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, Executive Committee, Executive Chairman or CEO may designate.

7.11 Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board or any Executive Committee may delegate the powers or duties of any officer to any other officer or agent.

7.12 Action with Respect to Securities of Other Corporations. Unless the Board or any Executive Committee directs otherwise, the Executive Chairman or the CEO shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of Shareholders of or with respect to any action of Shareholders of any other corporation in which the Corporation holds securities. Furthermore, unless the Board or any Executive Committee directs otherwise, the Executive Chairman or the CEO shall exercise any and all rights and powers that the Corporation possesses by reason of its ownership of securities in another corporation.

7.13 Vacancies. The Board or any Executive Committee may fill any vacancy in any office because of death, resignation, removal, disqualification or any other cause in the manner that these Bylaws prescribe for the regular appointment to the office.

Article 8
Dividends, Contracts, Loans, Checks, Deposits and Accounts

8.1 Dividends.

(a) Subject to any applicable provisions of law and the Certificate of Incorporation, at any regular or special meeting, the Board or any Executive Committee may declare dividends upon the shares of the Corporation and may pay any such dividend in cash, property, or shares of the Corporation’s capital stock.

(b) A member of the Board or any Executive Committee, or a member of any committee designated by the Board or any Executive Committee , shall be fully protected in relying in good faith upon the records of the Corporation and upon the information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board or any Executive Committee, or by any other person as to matters the Director or any Executive Committee member reasonably believes are within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends, might properly be declared and paid.

8.2 Contracts. The Board or any Executive Committee may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board or any Executive Committee may make such authorization general or special. This authorization does not limit the general authority of officers or agents to contract for the Corporation in the ordinary course of business.

8.3 Loans. The Board or any Executive Committee may authorize any officer or officers to contract for loans on behalf of the Corporation or to issue evidences of indebtedness in the Corporation’s name. The Board or any Executive Committee may make such authorization general or special. This authorization is in addition to the general authority of officers or agents to borrow or incur indebtedness for the Corporation in the ordinary course of business.

8.4 Checks. The CEO, the CFO, the Treasurer, any Assistant Treasurer, the Controller, and such other persons as the Board or any Executive Committee shall determine shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Corporation.

8.5 Deposits. The CFO, the Treasurer, any Assistant Treasurer, or the Controller shall deposit all funds of the Corporation not otherwise employed in such banks, trust companies, or other depositories as the Board or any Executive Committee may select or as any officer, assistant, agent or attorney of the Corporation to whom the Board or any Executive Committee has delegated the power may select. For the purpose of deposit and collection for the account of the Corporation, the CEO, the Treasurer or the Controller (or any other officer, assistant, agent or attorney of the Corporation whom the Board or any Executive Committee has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Corporation.

8.6 General and Special Bank Accounts. The Board, Executive Committee, Executive Chairman, Treasurer or Assistant Treasurer may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories and the Board, Executive Committee, Executive Chairman, Treasurer or Assistant Treasurer may select or as any officer, assistant, agent or attorney of the Corporation to whom the Board or any Executive Committee has delegated the power may select. The Board or any Executive Committee may make such special rules and regulations regarding bank accounts as it may deem expedient.

Article 9
Capital Stock and Transfers

9.1 Presumption of Uncertificated Shares. Subject to Section 9.2, the shares of the Corporation shall be uncertificated. The Secretary of the Corporation shall record each Shareholder’s interest in the Corporation by book-entry, which shall include the Shareholder’s name, address and tax identification number, the number, class and series of shares owned, the dates of acquisition and disposition, whether the interest was acquired from the Corporation by original issuance, transfer from treasury, reorganization, stock split, dividend or otherwise or by transfer from another Shareholder, and whether any liens, pledges, restrictions or other limitations or claims are registered against the shares. The book-entry system shall also record the payment of all dividends and distributions. Upon shareholder request, the Secretary shall issue a certified statement indicating the number of shares held of record by the shareholder.

9.2 Certificates for Shares. Each Shareholder of the Corporation shall be entitled, upon written or electronic transmission request, to have a certificate or certificates certifying to the number and class of shares of the stock of the Corporation that he or she owns. The Board or any Executive Committee shall determine the form of the certificates for the shares of stock of the Corporation. The Secretary shall number the certificates representing shares of the stock of the Corporation in the order in which the Corporation issues them. The Executive Chairman, CEO or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Corporation, and the signatures may be electronic. If any officer who has signed a certificate, or whose electronic signature appears on a certificate, ceases to serve as the officer before the Corporation issues the certificate, the Corporation may issue the certificate with the same effect as though the person who signed the certificate, or whose electronic signature appears on the certificate, was the officer at the date of issue. The Secretary shall keep a record in the stock transfer books of the Corporation of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary shall cancel every certificate surrendered to the Corporation for exchange or transfer. Except in the case of a lost, destroyed or mutilated certificate, the Secretary shall not issue a new certificate in exchange for an existing certificate until he or she has canceled the existing certificate. The corporate seal may, but need not, be placed upon the certificates representing the Corporation’s shares.

9.3 Transfer of Shares.

(a)
The transfer of shares is subject to the Shareholder Agreement, which terms and conditions are incorporated into and made a part of these Bylaws. Transfers not covered by the Shareholder Agreement are subject to the prior written consent of the Board or any Executive Committee . Any purported transfer of any shares in violation of this Section is null and void. The granting or denial of a request for such written consent is within the absolute discretion of the Board or any Executive Committee. In these Bylaws, “transfer” means an assignment, conveyance, deed, bill of sale, lease, pledge, security interest, encumbrance, gift, grant of any interest, or transfer by operation of law.
(b)
Each certificate or other instrument representing shares of the Corporation’s stock shall have a legend stamped or typed across the face or on the reverse side substantially in the following form:

“A HOLDER MAY NOT TRANSFER THE SHARES EVIDENCED BY THIS CERTIFICATE OR GRANT ANY INTEREST IN THE SHARES WITHOUT THE CORPORATION’S PERMISSION. RESTRICTIONS ON TRANSFER ARE SET FORTH IN THE CORPORATION’S BYLAWS AND THE SHAREHOLDER AGREEMENT DATED AS OF FEBRUARY 7, 2022 (AS THE SAME MAY BE AMENDED FROM TIME TO TIME). TRANSFERS ARE ALSO RESTRICTED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(c)
A transfer of shares of the Corporation’s stock shall be effective only when registered on the stock transfer books of the Corporation. In the case of uncertificated shares, an appropriate person (as defined in Article 8 of the UCC) shall furnish to the Secretary proper evidence of his or her authority to make the transfer and shall issue a proper instruction regarding the transfer. In the case of certificated shares, an appropriate person shall furnish to the Secretary proper evidence of his or her authority to make the transfer and shall properly endorse and surrender for cancellation his or her existing certificate or certificates for the shares.
(d)
If a certificated share is presented to the Corporation with a request to register transfer or an instruction is presented to the Corporation with a request to register transfer (including pledges or releases), the Corporation shall register the transfer if: (i) the transfer complies with the provisions of these Bylaws and any shareholder agreement to which the Shareholders and the Corporation are a party; (ii) the certificate is endorsed or the instruction was originated by an appropriate person; (iii) reasonable assurance is given that those endorsements are genuine and effective; (iv) the Corporation has no duty as to adverse claims or has discharged the duty; (v) any applicable laws relating to the collection of taxes have been satisfied; (vi) any applicable laws relating to the offer and sale of securities have been satisfied; (vii) the transferee (or other assignee of any interest in the shares) has agreed to be bound by all the terms and conditions of these Bylaws and of any shareholder agreement to which the other Shareholders and Corporation are parties; (viii) the transferor or transferee have paid all of the Corporation’s reasonable expenses in connection with the transfer; and (ix) the transfer is in fact rightful and is to a bona fide purchaser.

9.4 Lost, Stolen, Destroyed and Mutilated Certificates. The Board or any Executive Committee may direct the Secretary to issue a new certificate, or an equivalent uncertificated share, to any holder of record of shares of the Corporation’s stock claiming that he or she has lost the certificate, or that someone has stolen, destroyed or mutilated the certificate, upon the receipt of an affidavit from the holder to such fact. When authorizing the issue of a new certificate or an equivalent uncertificated share, the Board or any Executive Committee may require as a condition precedent to the issuance that the owner of the certificate give the Corporation a bond of indemnity in such form and amount as the Board or any Executive Committee may direct.

9.5 Regulations. The Board or any Executive Committee may make such rules and regulations as it deems expedient concerning the issue, transfer and registration of uncertificated or certificated shares of the stock of the Corporation.

9.6 Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact to receive dividends, to vote, if entitled and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice, except as expressly provided by law or unless, in the case of a fiduciary, the fiduciary furnishes proof of his or her appointment.

9.7 Treasury Shares. Treasury shares of the Corporation shall consist of shares that the Corporation has issued and thereafter acquired but not canceled by resolution of the Board or any Executive Committee. Treasury shares shall not carry voting or dividend rights.

9.8 Fractional Shares; Issuance of Units. The Corporation may (a) issue fractional shares of stock, (b) eliminate a fractional interest by rounding off to a full share of stock, (c) arrange for the disposition of a fractional share by the person entitled to it, (d) pay cash for the fair value of a fractional share of stock as determined as of the time when the person entitled to receive it is determined, or (e) provide for the issuance of scrip, all on such terms and under such conditions as the Board or any Executive Committee may determine. Notwithstanding any other provision of the Certificate or these Bylaws, the Board or any Executive Committee may authorize the Corporation to issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board or any Executive Committee may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

Article 10
Indemnification

10.1 Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, Advisory Member, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of Shareholders, Board or any Executive Committee or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation. The indemnification rights in this Article shall continue after a person has ceased to be director, officer, Advisory Member, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed a contract between the Corporation and each director, officer, Advisory Member, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect. This Article is binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

10.2 Indemnification of Directors, Executive Officers and Advisory Members. The Corporation shall indemnify its directors, executive officers and Advisory Members to the fullest extent not prohibited by the Act or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Board or any Executive Committee, (c) such indemnification is provided by the Corporation, in its sole discretion, under the powers vested in the Corporation under the Act or any other applicable law or (d) such indemnification is required to be made under Section 10.5.

10.3 Indemnification of Other Officers, Employees and Other Agents. The Corporation may indemnify its other officers, employees and other agents as set forth in the Act or any other applicable law. The Board or any Executive Committee shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board or any Executive Committee determines.

10.4 Advancement of Expenses. If the Corporation is obligated to provide indemnification under Section 10.2 or 10.3, the Corporation shall advance expenses incurred by an indemnitee in defending any claim, demand, action, suit or proceeding, including any appeal (a “Proceeding”) before final disposition of such Proceeding if the Corporation determines that the indemnitee will more likely than not be able to demonstrate compliance with the standard of conduct set forth under the Act and receives an undertaking by the indemnitee to repay amounts advanced if such person is ultimately determined to be not entitled to indemnification. The determination referred to in the prior sentence shall be made by the disinterested members of the Board or Executive Committee, a committee appointed by the Board or Executive Committee, or special legal counsel specifically retained for the making of the determination.

10.5 Procedure for Indemnification. The Corporation shall promptly pay any indemnification authorized under Section 10.2 or 10.3, and in any event within 60 days after the written request of the indemnitee and the receipt of any required undertakings required by Section 10.4. An indemnitee may enforce his or her right to indemnification or advances if authorized by this Article in any court of competent jurisdiction or proper arbitral proceedings, if the Corporation denies such request, in whole or in part, or if no disposition is made within 60 days. If the indemnitee is successful in establishing his or her right to indemnification, in whole or in part, in any such Proceeding, the Corporation shall indemnify such person’s costs and expenses. It shall be a defense to any such Proceeding (other than a Proceeding brought to enforce a claim for the advance of costs, charges and expenses authorized under Section 10.2, 10.3 and 10.4 where a required undertaking, if any, has been received by the Corporation) that the claimant has not met a required standard of conduct, but the burden of proving the defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, Executive Committee, independent legal counsel and Shareholders) to have made a determination before the claimant commences an action alleging that indemnification is proper because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board, Executive Committee, independent legal counsel and Shareholders) that the claimant has not met an applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

10.6 Settlement. The Corporation shall not be liable to indemnify an indemnitee under Section 10.2 or 10.3 for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty, other liability, or admission by the indemnitee without the indemnitee’s prior written consent. Neither the Corporation nor the indemnitee will unreasonably withhold their consent to any proposed settlement. If the indemnitee unreasonably fails to enter into a settlement, then, notwithstanding any other provision, the Corporation’s indemnification obligation to the indemnitee shall not exceed the total of the amount at which settlement could have been made and the expense incurred by the indemnitee before the time the settlement could have been made.

10.7 Insurance. The Corporation shall purchase and maintain insurance, if reasonably available, on behalf of any person who is or was or has agreed to become a director, executive officer or Advisory Member, or any director, executive officer or Advisory Member who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, regardless of whether the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become an officer (other than an executive officer), employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, regardless of whether the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

10.8 Indemnification of Fiduciaries. For the purposes of determining the rights to indemnification of employees who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation which may exist from time to time, the indemnification provisions under the Act and under this Article shall be interpreted as follows: (a) an “other enterprise” shall be deemed to include such an employee benefit plan, including any plan of the Corporation which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time; (b) the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and (c) excise taxes assessed on a person with respect to an employee benefit plan under such Act of Congress shall be deemed “fines”.

10.9 Savings Clause. If this Article or any portion is invalidated on any ground by any court of competent jurisdiction or proper arbitral proceeding, then the Corporation may nevertheless indemnify each indemnitee, as to costs, charges and expenses (including attorneys’ fees), judgments, fine and amounts paid in settlement with respect to any Proceeding, whether civil, criminal, administrative or investigative, including a Proceeding by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that has not been invalidated and to the full extent permitted by applicable law.

10.10 Subsequent Amendment. No amendment, termination or repeal of this Article shall affect or impair in any way the rights of any authorized indemnitee to indemnification with respect to any Proceeding arising out of, or relating to, any actions, transactions or facts occurring before the final adoption of the amendment, termination or appeal.

10.11 Subsequent Legislation. If the Act is amended to further expand the indemnification permitted to directors, officers, Advisory Members, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Act, as so amended.

Article 11
Notices

11.1 General. Unless these Bylaws expressly provide otherwise, the Corporation may give effective notice under these Bylaws by U.S. postal service, by overnight delivery service, or by electronic transmission, such as telephone, electronic transmission, e-mail, voice mail, or other similar medium. Effective notice may also be made in person. Receipt of effective notice must not be contingent upon the recipient’s payment of any charges as a prerequisite to the notice’s receipt. Effective notice must be posted or transmitted to recipient’s address, telephone number, electronic number, or e-mail address as shown on the books of the Corporation in a manner normally used for the posting or transmission of information in the medium chosen. Effective notice to the Corporation shall be posted or transmitted to the CEO or Secretary at the Corporation’s principal office. Notice to directors and shareholders may also be given by electronic transmission or by electronic mail if the director and/or shareholder to whom the notice is given has consented to the form of notice. Notice by e-mail or other electronic transmission shall be deemed given when directed to an address or number at which the director or shareholder has consented to receive notice. Notice to directors may also be given personally, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages.

11.2 Waiver of Notice. Whenever the law or these Bylaws require notice, the person entitled to notice may waive notice in writing or by electronic transmission, either before or after the time stated in the notice.

Article 12
Mediation and Arbitration

12.1 Resolutions of Controversies and Claims. In the event of any controversy or claim, whether based on contract, tort, statute, or other legal or equitable theory (including any claim of fraud, misrepresentation, or fraudulent inducement), arising out of or related to the corporate contract between and among the Corporation, its Shareholders, Directors, Officers, employees, or agents (as the contract is embodied under the Certificate of Incorporation, these Bylaws, resolutions, the Act, and the common law at the time of the acts giving rise to the controversy or claim) (a “Dispute”), the parties agree to resolve the Dispute as provided in this Article.

12.2 Mediation. If the Dispute cannot be resolved by negotiation, the parties agree to submit the Dispute to mediation by a mediator mutually selected by the parties. If the parties are unable to agree upon a mediator, the American Arbitration Association shall appoint the mediator. In any event, the mediation shall take place within 30 days of the date that a party gives the other party written notice or an electronic transmission of its desire to mediate the Dispute.

12.3 Arbitration.

(a) If not resolved by mediation, the parties shall resolve the Dispute by arbitration under this Article and the then-current rules and supervision of the American Arbitration Association. The arbitration shall be held in Oklahoma City, Oklahoma, before a single arbitrator who is knowledgeable about the laws relating to business entities. The arbitrator may order the parties to exchange copies of nonrebuttal exhibits and copies of witness lists in advance of the arbitration hearing. The arbitrator shall, however, have no other power to order discovery or depositions unless and then only to the extent that all parties otherwise agree in writing. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction. The arbitrator shall not have the power to award, and no one subject to this Article shall seek, an award of, punitive, exemplary, or consequential damages, or any damages excluded by or in excess of any damage limitations expressed in these Bylaws or any subsequent agreement between the parties. To prevent irreparable harm, the arbitrator may grant temporary or permanent injunctive or other equitable relief.

(b) Federal substantive and procedural laws relating to arbitration shall govern issues of arbitrability. All other aspects of the Agreement shall be interpreted in accordance with, and the arbitrator shall apply and be bound to follow, the substantive laws of the State of Oklahoma. Each party shall bear its own attorneys’ fees associated with negotiation, mediation, and arbitration, and other costs and expenses shall be borne as provided by the rules of the American Arbitration Association. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys’ fees reasonably incurred by the other party.

12.4 Confidentiality. Neither a party, witness, or the arbitrator may disclose the facts of the underlying dispute or the contents or results of any negotiation, mediation, or arbitration without the prior written consent of all parties, except as necessary (and then only to the extent required) to enforce or challenge the settlement agreement or the arbitration award or to comply with legal, financial or tax reporting requirements.

12.5 Limitations on Actions. No party may bring a claim or action, regardless of form, arising out of or related to these Bylaws, including any claim of fraud, misrepresentation, or fraudulent inducement, more than one year after the cause of action accrues, unless the injured party could not have reasonably discovered, and did not discover, the basic facts supporting the claim within one year.

12.6 Covered Parties. The duties to mediate and arbitrate shall extend to any director, officer, employee, shareholder, principal agent, trustee in bankruptcy or otherwise, affiliate, subsidiary, third-party beneficiary, or guarantor of a party making or defending a claim that would otherwise be subject to this Section. Unless the context otherwise requires, references to party or parties within this Article shall include the foregoing persons, provided, however, that the specific provisions regarding the allocation of costs in Section 12.3(b) shall not preclude any rights to indemnification, reimbursement, contribution or other similar benefits held by the foregoing persons.

12.7 Severability. If any part of this Article is held to be unenforceable, it shall be severed and shall not affect either the duties to mediate and arbitrate or any other part of this Article.

Article 13
Miscellaneous

13.1 Electronic Transmission. The term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by a recipient through an automated process. It includes e-mail, other Internet-based communications and electronic transmissions.

13.2 Election Out. The Corporation elects not to be governed by Section 1090.3 of the Act.

13.3 Corporate Seal. The Board or any Executive Committee may provide for a suitable seal containing the name of the Corporation, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board, Executive Committee or a committee so directs. The absence of the corporate seal in the execution of any instrument by an authorized officer or officers of the Corporation shall not affect the validity of any such instrument. All documents, instruments, contracts, and writings of all kinds signed for the Corporation by any authorized officer or officers shall be as effective and binding on the Corporation without the corporate seal as if the execution had been evidenced by the corporate seal.

13.4 Fiscal Year. The Board or any Executive Committee shall have the authority to fix and change the fiscal year of the Corporation.

13.5 Other Terms; Headings; Interpretations. The captions of the articles and sections of these Bylaws are for convenience only and are not deemed part of the text of these Bylaws. All references to “Articles” and “Sections” contained in these Bylaws are, unless specifically indicated otherwise, references to articles, sections, subsections, and paragraphs of these Bylaws. Whenever in these Bylaws the singular number is used, the same includes the plural where appropriate (and vice versa), and words of any gender includes each other gender where appropriate. All pronouns and any variations refer to the masculine, feminine, neuter, singular or plural as required for the identification of the Person or Persons. Any day or deadline or time period that falls on a weekend or a national holiday refers to the first business day following such day. As used in these Bylaws, the following words or phrases have the meanings indicated: (a) “or” means “and/or”; (b) “day” means a calendar day; and (c) “including” or “include” means “including, without limitation”. Whenever any provision of these Bylaws requires or permits the Board or any Executive Committee to take or omit to take any action, or make or omit to make any decision, unless the context clearly requires otherwise, such provision is interpreted to authorize an action taken or omitted, or a decision made or omitted, by the Board or any Executive Committee acting alone and in good faith. Whenever a provision of these Bylaws provides that the Board or any Executive Committee is authorized to take or omit to take any action, or make or omit to make any decision, in its “sole judgment”, “sole discretion” or “absolute discretion” such authority supersedes any limiting or conflicting standard that might otherwise be applicable under these Bylaws, the Act or otherwise.

Article 14
Amendments

14.1 Amendments. Subject to the provisions of the Certificate of Incorporation, the Board or any Executive Committee may amend or repeal these Bylaws at any meeting or by written consent. The Secretary shall record all amendments or repeals of these Bylaws by making the required changes on the Corporation’s copy of the Bylaws and either noting the effective time of the change (and all other changes following the last restatement of the Bylaws) in a parenthetical following the amended or deleted Article or Section or restating and certifying an amended and restated version of the then effective Bylaws.

The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws of the Corporation, which were amended and restated by resolution adopted by the Board on February 6, 2023.

Executed as of February 9, 2023.

/s/ James R. Webb

James R. Webb
Senior Vice President, General Counsel,
and Secretary